UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 27, 2011

Date of Report

Ring Energy, Inc.

Name of Registrant

Nevada	000-53920	90-0406406
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

18 ½ East State Street, Suite 202, Redlands, CA 92373

(Address of principal executive offices)

(909) 798-8394

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a  Material Definitive Agreement.

Ring Energy, Inc. entered into a participation agreement with Big Star Oil & Gas, LLC, on April 27, 2009, whereby it acquired a 25% non-operating working interest (18.75% net revenue interest) in a 440 acre lease in Howard County, Texas ("Prospect"). Big Star Oil and Gas, LLC, a Texas limited liability company (“Big Star”), is an unrelated operator and the holder of the leased acreage of the Prospect. During the three months ended December 31, 2009 the Eastland #1 (the “Well”) was drilled to the Pennsylvania Reef formation at approximately 7,800 feet; however, this zone was determined to be non-commercial. We subsequently completed the Well in a shallower formation, the Lower Spraberry, at approximately 6,400 feet. We have determined that the Well is not commercial and have therefore impaired the Prospect for the total cost of the Prospect.

Big Star has requested that we enter into a participation agreement with respect to the drilling of an additional well and further development on the Prospect. On January 27, 2011 we verbally informed Big Star that the Company would “non-consent” to this participation agreement. The result of this action could be that portions, if not all, of our interest in the Prospect may be lost. Inasmuch as we have impaired the Prospect to its fullest extent, our “non-consent” will not have an adverse effect on our financial position and future results of operations. If Big Star were to locate additional oil or gas reserves as a result of its activities on the Prospect, we may not benefit from those activities.

As disclosed in our September 30, 2010 Form 10-Q report, we have made inquiries regarding the acquisition of an interest in one or more oil and gas properties; however, we have not undertaken any acquisition activities. Mr. Steve Owens, our chief executive and financial officer, has sought the assistance of outside consultants and others in this search and has entered into preliminary discussions with such individuals; however, no definitive agreements or arrangements have been reached. The cost to retain one or more consultants or a firm specializing in the purchase/sale of oil and gas properties will have an impact on our financial position, including the equity position of our stockholders and/or may impact our future cash flows based on the arrangement we are able to negotiate.

The types of costs that we may incur include travel cost relating to meeting with individuals instrumental in our acquisition of one or more oil and gas properties, obtaining petroleum engineer reports relative to the oil and gas properties that we are investigating, legal fees associated with such acquisition including title reports, and accounting fees relative to obtaining historical information regarding such oil and gas properties. Even though we may incur such cost, there is no assurance that we will ultimately be able to consummate a transaction resulting in our acquisition of an oil and/or gas property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: February 1, 2011

By /s/ Robert “Steve” Owens

Robert “Steve” Owens

Chief Executive Officer

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